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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement of Remington Oil and Gas Corporation (formerly Box Energy Corporation), on Form S-4 (File No. 333-61513) of our report dated March 27, 2000 on our audits of the consolidated financial statements of Remington Oil and Gas Corporation as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999.




                                                    ARTHUR ANDERSEN LLP

Dallas, Texas
March 30, 2000